Exhibit 99.2

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

IRT LISTED NYSE

Legacy at Jones Farm Huntsville, AL

Q2 2025

IRTLIVING.COM

INDEPENDENCE REALTY TRUST

COMPANY INFORMATION

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities, across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol on NYSE	IRT

Credit Ratings	Fitch Ratings	BBB l Stable
	Standard & Poors' Ratings Services	BBB l Stable

Investor Relations	Stephanie Krewson-Kelly
267.270.4815
SKrewson@IRTLiving.com

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our planned use of remaining proceeds from our sales of common stock on a forward basis, our expectations with respect to the two properties which we are under contract to acquire, our expectations with respect to the three properties which are classified as held for sale and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, our planned use of the remaining proceeds from our sales of common stock on a forward basis, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Second Quarter 2025 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – July 30, 2025 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its second quarter 2025 financial results.

Q2 2025 EPS of $0.03

Q2 CFFO Per Share of $0.28

In Line with Expectations

Same-Store Portfolio NOI Increased 2.0% for Q2

Stable Occupancy, Rental Rate Growth, and Strong Retention Supported 1.0% Increase in Revenues

Focus on Operating Efficiencies and Favorable Insurance Renewal Drove 0.6% Decline in Operating Expenses

Completed 454 Renovations in Value Add Program

Achieved Average ROI of 16.2% During the Second Quarter

Evaluating a Robust Pipeline of Future Acquisitions

Two Communities in Orlando Under Contract for Acquisition during Q3 2025

$315 million of Acquisitions Added to Updated Guidance

Three Communities Identified for Disposition in 2H 2025

Balance Sheet Remains Strong

Conservative Leverage and Ample Liquidity to Fund Growth

Updated Full Year 2025 Guidance Assumptions

Increasing Midpoint of Same-Store NOI Growth; Maintaining Midpoint of CFFO per Share

Management Commentary

“Our second quarter same-store NOI growth was 2.0% and our CFFO was $0.28 per share, both of which were in-line with our expectations. We are proud of our team’s dedication and hard work in delivering another quarter of NOI growth and solid earnings despite the challenging environment and ongoing macroeconomic uncertainty,” said Scott Schaeffer, Chairman and CEO. “Additionally, we are seeing more opportunities to deploy capital accretively by trading out of older vintage assets and into newer communities in high growth markets.”

Second Quarter Summary

•

Net income available to common shares of $8.0 million for the quarter ended June 30, 2025 compared to $10.4 million for the quarter ended June 30, 2024. Earnings per diluted share (“EPS”) of $0.03 for the quarter ended June 30, 2025 compared to $0.05 for the quarter ended June 30, 2024.

•	Same-store portfolio NOI growth of 2.0% for the quarter ended June 30, 2025 compared to the quarter ended June 30, 2024.

•

Core Funds from Operations (“CFFO”) of $66.7 million for the quarter ended June 30, 2025 compared to $63.6 million for the quarter ended June 30, 2024. CFFO per share was $0.28 for the second quarter of 2025 and for the second quarter of 2024.

•	Adjusted EBITDA of $87.6 million for the quarter ended June 30, 2025 compared to $83.6 million for the quarter ended June 30, 2024.

•	Value add program completed renovations of 454 units during the quarter ended June 30, 2025, achieving a weighted average return on investment during the quarter of 16.2%.

•

Under contract to acquire two properties in Orlando, FL for an aggregate purchase price totaling approximately $155 million, which are expected to close during Q3 2025. We expect to fund these acquisitions using remaining proceeds from forward equity sales and draws on our unsecured revolver.

•	Identified three properties for disposition as part of our capital recycling program.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

	Three Months Ended	Six Months Ended
	June 30, 2025 Compared to	June 30, 2025 Compared to
	Three Months Ended	Six Months Ended
	June 30, 2024	June 30, 2024
Rental and other property revenue	1.0% increase	1.7% increase
Property operating expenses	0.6% decrease	0.3% increase
NOI	2.0% increase	2.6% increase
Portfolio average occupancy	10 bps increase to 95.3%	70 bps increase to 95.4%
Portfolio average rental rate	0.9% increase to $1,575	0.9% increase to $1,574
NOI Margin	60 bps increase to 62.4%	50 bps increase to 62.8%

	Q1 2025	Q2 2025
Same-Store Portfolio(1)
Average Occupancy	95.5%	95.3%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.3)%	(3.1)%
Renewal Leases	4.8%	3.9%
Blended	0.4%	0.7%
Resident Retention Rate	59.8%	58.4%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.6%	95.5%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(4.8)%	(3.7)%
Renewal Leases	5.0%	4.1%
Blended	0.2%	0.5%
Resident Retention Rate	59.9%	58.6%
Value Add (35 properties with Ongoing Value Add)
Average Occupancy	95.3%	95.0%
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(3.5)%	(2.1)%
Renewal Leases	4.6%	3.6%
Blended	0.6%	1.0%
Resident Retention Rate	59.7%	58.1%

(1)	Same-store portfolio includes 105 properties, which represent 30,502 units.
(2)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-14 months. Q1 2025 new, renewal, and blended lease over lease rent growth for all leases was (5.9)%, 5.3%, and (0.4)%, respectively. Q2 2025 new, renewal, and blended lease over lease rent growth for all leases was (3.4)%, 4.2% and 0.7%, respectively.

Value Add Program

We completed renovations of 454 units during the three months ended June 30, 2025, achieving a return on investment of 16.2%, with an average cost per unit renovated of $19,166, and an average monthly rent increase per unit of $259 over unrenovated comparable units. We completed renovations of 729 units during the six months ended June 30, 2025, achieving a return on investment of 16.2%, with an average cost per unit renovated of $18,901, and an average monthly rent increase per unit of $256 over unrenovated comparable units. See the Value Add Summary page of our supplemental information for additional information on our projects’ life to date as of June 30, 2025.

Investment Activity

Acquisitions

•

We are currently under contract to acquire two properties in Orlando, Florida, for an aggregate purchase price of approximately $155 million. We expect to fund these acquisitions on a leverage neutral basis using forward equity sales proceeds and our unsecured revolver. These properties expand our footprint in Orlando, FL and we believe they will support enhanced scale and synergies. We expect to close on the acquisitions before year end; however, there can be no assurance that these acquisitions will be consummated at expected pricing levels, within expected time frames, or at all.

Properties Held for Sale

•

As of June 30, 2025, we had three properties classified as held for sale. We expect to close on the dispositions during the second half of 2025; however there can be no assurance that these dispositions will be consummated at expected pricing levels, within expected time frames, or at all. We intend to recycle the proceeds, if, and when, the sales occur into future property acquisitions as part of our capital recycling program.

Joint Ventures

•

Metropolis at Innsbrook, Richmond, Virginia: This 402 unit operating property was listed for sale during the first quarter of 2025 and sold on July 21, 2025. We received $31.1 million in proceeds from the sale, comprised of a return of our initial investment of $24.5 million and equity proceeds of $6.6 million. We expect to recognize a gain of approximately $10.4 million from this sale during the third quarter 2025.

Capital Expenditures

Across our total portfolio for the three months ended June 30, 2025, recurring capital expenditures were $10.5 million, or $309 per unit, value add expenditures were $9.7 million, non-recurring expenditures were $15.9 million and development expenditures were $3.6 million, respectively. For the six months ended June 30, 2025, recurring capital expenditures were $16.0 million, or $470 per unit, value add expenditures were $17.2 million, non-recurring expenditures were $22.3 million and development expenditures were $9.0 million, respectively.

Capital Markets

As of June 30, 2025, there were 5,600,000 shares remaining under our forward sale agreements and 2,681,000 shares remaining to be settled pursuant to the forward sale transactions entered into under our At-the-Market offering program, for a combined 8,281,000 shares of our common stock. Assuming these forward shares were settled at the June 30, 2025 forward sales price, we would realize approximately an aggregate of $162 million of proceeds.

Balance Sheet and Liquidity

At June 30, 2025, our net debt to Adjusted EBITDA was 6.3x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.2% with a weighted average maturity of 3.4 years, and 99% of our debt was either subject to fixed interest rates or was hedged. Also as of June 30, 2025, we had approximately $716.4 million in liquidity through a combination of unrestricted cash and cash equivalents, unsettled proceeds related to forward equity sale agreements (assuming the forward sale agreements are physically settled at the forward price determined at the closing of such forward sale agreements), and capacity under our unsecured revolver.

Dividend Distribution

On May 14, 2025, our Board of Directors declared a quarterly dividend of $0.17 per share of common stock, which represented a 6.3% increase over the prior quarterly rate of $0.16 per share. The second quarter dividend was paid on July 18, 2025 to stockholders of record at the close of business on June 27, 2025.

2025 EPS, FFO and CFFO Guidance

We updated our previously issued 2025 EPS, FFO, and CFFO per share guidance as summarized below. A reconciliation of our projected EPS to our projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how we calculate CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2025 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$ 0.19	$ 0.22	$ 0.475	$ 0.535	$ 0.30
Adjustments:
Depreciation and amortization	1.00	1.00	1.02	1.02	0.02
Gain on sale included with income from unconsolidated real estate entities (3)	—	—	(0.04)	(0.04)	(0.04)
Gain on sale of real estate assets (4)	—	—	(0.26)	(0.30)	(0.28)
FFO per share	1.19	1.22	1.195	1.215	—
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)	(0.03)	(0.03)	—
CFFO per share	$ 1.16	$ 1.19	$ 1.165	$ 1.185	$ —

(1)

This guidance, including the underlying assumptions presented in the table on the following page, constitutes forward-looking information. Actual full year 2025 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 241.6 million weighted average shares and units outstanding.
(3)	Represents income from unconsolidated real estate entities we expect to recognize in the third quarter 2025 with respect to the Metropolis joint venture discussed above and in the Investment and Development Activity section of this release.
(4)	Gain on sale of real estate assets includes gains on sale (loss on impairment) recognized with respect to the property sold in the first quarter and expected to be recognized with respect to the three properties classified as held for sale as of June 30, 2025.

2025 Guidance Assumptions(1)

Our key guidance assumptions for 2025 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	Previous 2025 Outlook:	Current 2025 Outlook:	Change at Midpoint
Number of properties/units	108 properties / 31,662 units	105 properties / 30,502 units	(3) / (1,160)
Property revenue growth	2.1% - 3.1%	1.5% - 1.9%	(0.9)%
Controllable operating expense growth	3.3% - 4.3%	1.7% - 2.1%	(1.9)%
Real estate tax and insurance expense growth	2.1% - 4.0%	(0.8%) - 0.0%	(3.45)%
Total operating expense growth	2.8% - 4.1%	0.7% - 1.3%	(2.45)%
NOI growth	0.8% - 3.3%	1.7% - 2.5%	0.05%

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55 - $57	$54 - $56	$(1.0)
Interest expense (2)	$88 - $90	$88 - $90	—

Transaction/Investment Volume (3) ($ in millions)
Acquisition volume	$280 - $320	$580 - $650	$315.0
Disposition volume	$110 - $112	$385 - $435	$299.0

Capital Expenditures ($ in millions)
Recurring	$25 - $27	$27 - $29	$2.0
Value add renovation program	$48 - $58	$38 - $42	$(13.0)
Non-recurring and revenue enhancing	$47 - $51	$43 - $47	$(4.0)
Development	$5 - $6	$5 - $6	—

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)

Acquisition volume reflects one property in Indianapolis that was acquired for $59.5 million in the first quarter and $520.5 million to $590.5 million of acquisitions we expect to complete during 2025 using proceeds remaining under our forward sale agreements and proceeds from asset sales, all on a leverage neutral basis. Disposition volume reflects the sale of one property sold for $111 million in the first quarter and $274 million to $324 million of potential additional dispositions, which includes the three properties classified as held for sale as of June 30, 2025. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, July 31, 2025 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A replay of the conference call can also be accessed telephonically until Thursday, August 7, 2025 by dialing 1.800.770.2030, access code 1963990.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities, across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our planned use of remaining proceeds from our sales of common stock on a forward basis, our expectations with respect to the two properties which we are under contract to acquire, our expectations with respect to the three properties which are classified as held for sale and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, our planned use of the remaining proceeds from our sales of common stock on a forward basis, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31,2025, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$8,046	$8,354	$(1,001)	$12,365	$10,354
Earnings per share -- diluted	$0.03	$0.04	$0.00	$0.05	$0.05
Rental and other property revenue	$161,891	$160,905	$160,617	$159,860	$158,104
Property operating expenses	$60,935	$59,263	$54,195	$60,538	$60,883
NOI	$100,956	$101,642	$106,422	$99,322	$97,221
NOI margin	62.4%	63.2%	66.3%	62.1%	61.5%
Adjusted EBITDA	$87,556	$85,748	$94,533	$87,453	$83,609
FFO per share	$0.28	$0.28	$0.33	$0.30	$0.28
CFFO per share	$0.28	$0.27	$0.32	$0.29	$0.28
Dividends per share	$0.17	$0.16	$0.16	$0.16	$0.16
CFFO payout ratio	60.7%	59.3%	50.0%	55.2%	57.1%

Portfolio Data:
Total gross assets	$6,874,320	$6,844,114	$6,882,296	$6,733,864	$6,684,029
Total number of operating properties (a)	113	113	113	110	110
Total units (a)	33,175	33,175	33,615	32,670	32,685
Portfolio period end occupancy (a)	95.2%	94.9%	95.4%	95.5%	95.5%
Portfolio average occupancy (a)	95.2%	95.3%	95.4%	95.4%	95.3%
Portfolio average effective monthly rent, per unit (a)	$1,582	$1,583	$1,572	$1,571	$1,554
Same-store portfolio period end occupancy (b)	95.4%	95.1%	95.5%	95.5%	95.5%
Same-store portfolio average occupancy (b)	95.3%	95.5%	95.5%	95.4%	95.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,575	$1,573	$1,571	$1,571	$1,561

Capitalization:
Total debt (c)	$2,249,801	$2,253,957	$2,333,683	$2,286,694	$2,252,559
Common share price, period end	$17.69	$21.23	$19.84	$20.50	$18.74
Market equity capitalization	$4,241,203	$5,088,933	$4,697,713	$4,736,212	$4,330,137
Total market capitalization	$6,491,004	$7,342,890	$7,031,396	$7,022,906	$6,582,696
Total debt/total gross assets	32.7%	32.9%	33.9%	34.0%	33.7%
Net debt to adjusted EBITDA (d)	6.3x	6.3x	5.9x	6.3x	6.5x
Interest coverage	4.7x	4.4x	4.8x	4.8x	4.8x

Common shares and OP Units:
Shares outstanding	233,809,823	233,763,180	230,838,249	225,093,090	225,122,235
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	239,751,466	239,704,823	236,779,892	231,034,733	231,063,878
Weighted average common shares and OP units	245,087,002	236,665,226	230,893,621	230,762,299	230,734,872

(a)

Excludes our development projects Destination at Arista and Flatirons Flats, as applicable. See the definitions at the end of this release. Destination at Arista no longer met the definition of a development project in the fourth quarter of 2024.

(b)	Same-store portfolio consists of 105 properties, which represent 30,502 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended June 30, 2025, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.3x, 6.4x, 6.0x, 6.4x, and 6.6x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Assets:
Real estate held for investment, at cost	$6,356,830	$6,442,303	$6,363,936	$6,341,504	$6,218,019
Less: accumulated depreciation	(810,042)	(789,619)	(740,957)	(715,702)	(667,681)
Real estate held for investment, net	5,546,788	5,652,684	5,622,979	5,625,802	5,550,338
Real estate held for sale	119,875	—	110,112	—	69,829
Real estate under development	91,849	117,802	116,861	115,221	115,196
Cash and cash equivalents	19,491	29,055	21,228	17,611	21,034
Restricted cash	23,035	19,279	22,224	30,632	26,364
Investment in unconsolidated real estate entities	106,920	101,640	91,975	95,393	90,347
Other assets	38,389	39,330	39,596	43,566	28,731
Derivative assets	14,635	20,084	29,300	18,821	38,422
Intangible assets, net	1,644	3,620	3,644	1,158	—
Total assets	$5,962,626	$5,983,494	$6,057,919	$5,948,204	$5,940,261
Liabilities and Equity:
Indebtedness, net	$2,249,801	$2,253,957	$2,274,651	$2,286,694	$2,202,961
Indebtedness associated with real estate held for sale, net	—	—	59,032	—	49,598
Accounts payable and accrued expenses	105,576	86,399	94,670	119,286	102,040
Accrued interest payable	7,815	10,136	8,630	6,858	6,795
Dividends payable	40,691	37,865	37,827	36,906	36,906
Derivative liabilities	233	29	—	1,779	—
Other liabilities	7,550	7,929	8,035	7,966	8,421
Total liabilities	2,411,666	2,396,315	2,482,845	2,459,489	2,406,721
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,338	2,337	2,308	2,250	2,251
Additional paid in capital	3,920,436	3,918,718	3,868,006	3,755,311	3,754,756
Accumulated other comprehensive income	12,038	17,308	26,065	13,835	34,380
Accumulated deficit	(514,623)	(482,973)	(454,104)	(416,223)	(392,627)
Total shareholders' equity	3,420,189	3,455,390	3,442,275	3,355,173	3,398,760
Noncontrolling Interests	130,771	131,789	132,799	133,542	134,780
Total equity	3,550,960	3,587,179	3,575,074	3,488,715	3,533,540
Total liabilities and equity	$5,962,626	$5,983,494	$6,057,919	$5,948,204	$5,940,261

STATEMENTS OF OPERATIONS, FFO & CFFO

TRAILING FIVE QUARTERS

(Dollars in thousands, except per share data)

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue:
Rental and other property revenue	$161,891	$160,905	$160,617	$159,860	$158,104
Other revenue	297	338	346	275	298
Total revenue	162,188	161,243	160,963	160,135	158,402
Expenses:
Property operating expenses	60,935	59,263	54,195	60,538	60,883
Property management expenses	7,715	7,826	7,379	7,379	7,666
General and administrative expenses (a)	5,982	8,406	4,856	4,765	6,244
Depreciation and amortization expense	59,794	58,725	57,742	55,261	54,127
Casualty losses (gains), net	255	(115)	(80)	1,249	465
Total expenses	134,681	134,105	124,092	129,192	129,385
Interest expense	(18,773)	(19,348)	(19,770)	(18,308)	(17,460)
Gain on sale (loss on impairment) of real estate assets, net	—	1,496	(20,928)	688	(152)
Loss on extinguishment of debt	—	(67)	(2)	—	—
Other loss	—	(103)	—	—	—
(Loss) income from investments in unconsolidated real estate entities	(562)	(590)	2,729	(703)	(850)
Net income (loss)	$8,172	$8,526	$(1,100)	$12,620	$10,555
(Income) loss allocated to noncontrolling interests	(126)	(172)	99	(255)	(201)
Net income (loss) available to common shares	$8,046	$8,354	$(1,001)	$12,365	$10,354
Earnings per share - basic	$0.03	$0.04	$0.00	$0.05	$0.05
Weighted-average shares outstanding - Basic	233,496,633	230,723,583	224,951,978	224,820,656	224,793,229
Earnings per share - diluted	$0.03	$0.04	$0.00	$0.05	$0.05
Weighted-average shares outstanding - Diluted	234,131,752	231,828,484	224,951,978	226,058,400	225,418,825
Funds From Operations (FFO):
Net income (loss)	$8,172	$8,526	$(1,100)	$12,620	$10,555
Add-Back (Deduct):
Real estate depreciation and amortization	59,372	58,308	57,332	54,880	53,757
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	457	457	(212)	598	598
Loss on impairment of real estate assets, net, excluding prepayment gains	—	73	20,928	160	336
FFO	$68,001	$67,364	$76,948	$68,258	$65,246
FFO per share	$0.28	$0.28	$0.33	$0.30	$0.28
CORE Funds From Operations (CFFO):
FFO	$68,001	$67,364	$76,948	$68,258	$65,246
Add-Back (Deduct):
Other depreciation and amortization	422	417	410	382	370
Casualty losses (gains), net	255	(115)	(80)	1,249	465
Loan (premium accretion) discount amortization, net	(1,985)	(2,029)	(2,249)	(2,239)	(2,283)
Prepayment (gains) penalties on asset dispositions	—	(1,569)	—	(848)	(184)
Loss on extinguishment of debt	—	67	2	—	—
Other loss	—	103	—	—	—
CFFO	$66,693	$64,238	$75,031	$66,802	$63,614
CFFO per share	$0.28	$0.27	$0.32	$0.29	$0.28
Weighted-average shares and units outstanding	239,438,276	236,665,226	230,893,621	230,762,299	230,734,872

(a)	Included in the three months ended March 31, 2025 is $2.8 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO

Dollars in thousands, except per share data

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Rental and other property revenue	$161,891	$158,104	$322,796	$318,436
Other revenue	297	298	635	501
Total revenue	162,188	158,402	323,431	318,937
Expenses:
Property operating expenses	60,935	60,883	120,198	120,854
Property management expenses	7,715	7,666	15,541	15,165
General and administrative expenses	5,982	6,244	14,388	14,624
Depreciation and amortization expense	59,794	54,127	118,521	107,850
Casualty losses	255	465	139	2,767
Total expenses	134,681	129,385	268,787	261,260
Interest expense	(18,773)	(17,460)	(38,121)	(38,063)
Gain on sale (loss on impairment) of real estate assets, net	—	(152)	1,496	10,378
(Loss) gain on extinguishment of debt	—	—	(67)	203
Other loss	—	—	(103)	(1)
Loss from investments in unconsolidated real estate entities	(562)	(850)	(1,151)	(1,679)
Net income	8,172	10,555	16,698	28,515
Income allocated to noncontrolling interests	(126)	(201)	(298)	(585)
Net income available to common shares	$8,046	$10,354	$16,400	$27,930
Earnings per share - basic	$0.03	$0.05	$0.07	$0.12
Weighted-average shares outstanding - Basic	233,496,633	224,793,229	232,117,768	224,710,259
Earnings per share - diluted	$0.03	$0.05	$0.07	$0.12
Weighted-average shares outstanding - Diluted	234,131,752	225,418,825	233,041,087	225,403,082
Funds From Operations (FFO):
Net income	$8,172	$10,555	$16,698	$28,515
Add-Back (Deduct):
Real estate depreciation and amortization	59,372	53,757	117,682	107,149
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	457	598	914	1,196
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	—	336	73	(9,273)
FFO	$68,001	$65,246	$135,367	$127,587
FFO per share	$0.28	$0.28	$0.57	$0.55
CORE Funds From Operations (CFFO):
FFO	$68,001	$65,246	$135,367	$127,587
Add-Back (Deduct):
Other depreciation and amortization	422	370	839	701
Casualty losses	255	465	139	2,767
Loan (premium accretion) discount amortization, net	(1,985)	(2,283)	(4,014)	(4,679)
Prepayment (gains) penalties on asset dispositions	—	(184)	(1,570)	(1,105)
Loss (gain) on extinguishment of debt	—	—	67	(203)
Other loss	—	—	103	1
CFFO	$66,693	$63,614	$130,931	$125,069
CFFO per share	$0.28	$0.28	$0.55	$0.54
Weighted-average shares and units outstanding	239,438,276	230,734,872	238,059,411	230,652,876

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (loss)	$8,172	$8,526	$(1,100)	$12,620	$10,555
Add-Back (Deduct):
Interest expense	18,773	19,348	19,770	18,308	17,460
Depreciation and amortization	59,794	58,725	57,742	55,261	54,127
Casualty losses (gains), net	255	(115)	(80)	1,249	465
(Gain on sale) loss on impairment of real estate assets, net	—	(1,496)	20,928	(688)	152
Loss on extinguishment of debt	—	67	2	—	—
Loss (income) from investments in unconsolidated real estate entities	562	590	(2,729)	703	850
Other loss	—	103	—	—	—
Adjusted EBITDA	$87,556	$85,748	$94,533	$87,453	$83,609

INTEREST COST:
Interest expense	$18,773	$19,348	$19,770	$18,308	$17,460

INTEREST COVERAGE:	4.7x	4.4x	4.8x	4.8x	4.8x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$8,172	$10,555	$16,698	$28,515
Add-Back (Deduct):
Interest expense	18,773	17,460	38,121	38,063
Depreciation and amortization	59,794	54,127	118,521	107,850
Casualty losses	255	465	139	2,767
Loss on impairment (gain on sale) of real estate assets, net	—	152	(1,496)	(10,378)
Loss (gain) on extinguishment of debt	—	—	67	(203)
Loss from investments in unconsolidated real estate entities	562	850	1,151	1,679
Other loss	—	—	103	1
Adjusted EBITDA	$87,556	$83,609	$173,304	$168,294

INTEREST COST:
Interest expense	$18,773	$17,460	$38,121	$38,063

INTEREST COVERAGE:	4.7x	4.8x	4.5x	4.4x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue:
Rental and other property revenue	$148,113	$146,856	$147,071	$148,430	$146,609
Property Operating Expenses:
Real estate taxes	17,655	18,338	16,240	16,129	17,887
Property insurance	3,381	3,716	3,719	3,713	3,808
Personnel expenses	11,891	11,495	11,575	12,739	12,172
Utilities	7,063	7,458	7,394	7,607	6,843
Repairs and maintenance	5,659	4,186	2,240	6,023	6,065
Contract services	5,825	5,500	5,140	5,616	5,643
Advertising expenses	2,552	1,835	1,627	2,226	1,989
Other expenses	1,620	1,564	1,492	1,537	1,584
Total property operating expenses	55,646	54,092	49,427	55,590	55,991
Same-store portfolio NOI	$92,467	$92,764	$97,644	$92,840	$90,618

Same-store portfolio NOI margin	62.4%	63.2%	66.4%	62.5%	61.8%
Average occupancy	95.3%	95.5%	95.5%	95.4%	95.2%
Average effective monthly rent, per unit	$1,575	$1,573	$1,571	$1,571	$1,561

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Rental and other property revenue
Same-store portfolio	$148,113	$146,856	$147,071	$148,430	$146,609
Non same-store portfolio	13,778	14,049	13,546	11,430	11,495
Total rental and other property revenue	161,891	160,905	160,617	159,860	158,104
Property operating expenses
Same-store portfolio	55,646	54,092	49,427	55,590	55,991
Non same-store portfolio	5,289	5,171	4,768	4,948	4,892
Total property operating expenses	60,935	59,263	54,195	60,538	60,883
NOI
Same-store portfolio	92,467	92,764	97,644	92,840	90,618
Non same-store portfolio	8,489	8,878	8,778	6,482	6,603
Total property NOI	$100,956	$101,642	$106,422	$99,322	$97,221

(a)	Same-store portfolio consists of 105 properties, which represent 30,502 units.
(b)	See the definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)

THREE AND six MONTHS ENDED June 30, 2025 AND 2024

Dollars in thousands, except per unit data

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2025	2024	% change	2025	2024	% change
Revenue:
Rental and other property revenue	$148,113	$146,609	1.0%	$294,969	$289,929	1.7%
Property Operating Expenses:
Real estate taxes	17,655	17,887	(1.3)%	35,994	36,166	(0.5)%
Property insurance	3,381	3,808	(11.2)%	7,096	7,742	(8.3)%
Personnel expenses	11,891	12,172	(2.3)%	23,387	23,754	(1.5)%
Utilities	7,063	6,843	3.2%	14,520	13,922	4.3%
Repairs and maintenance	5,659	6,065	(6.7)%	9,845	10,609	(7.2)%
Contract services	5,825	5,643	3.2%	11,325	10,520	7.7%
Advertising expenses	2,552	1,989	28.3%	4,387	3,527	24.4%
Other expenses	1,620	1,584	2.3%	3,184	3,180	0.1%
Total property operating expenses	55,646	55,991	(0.6)%	109,738	109,420	0.3%
Same-store portfolio NOI	$92,467	$90,618	2.0%	$185,231	$180,509	2.6%

Same-store portfolio NOI margin	62.4%	61.8%	0.6%	62.8%	62.3%	0.5%
Average occupancy	95.3%	95.2%	0.1%	95.4%	94.7%	0.7%
Average effective monthly rent, per unit	$1,575	$1,561	0.9%	$1,574	$1,560	0.9%

(a)	Same-store portfolio consists of 105 properties, which represent 30,502 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED June 30, 2025

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Atlanta, GA	13	5,180	$24,229	$24,256	(0.1)%	$9,483	$9,623	(1.5)%	$14,748	$14,632	0.8%	93.5%	93.5%	0.0%	$1,591	$1,609	(1.1)%
Dallas, TX	14	4,007	22,293	22,290	0.0%	8,591	9,077	(5.4)%	13,703	13,213	3.7%	96.0%	95.7%	0.3%	1,810	1,815	(0.3)%
Columbus, OH	10	2,510	11,794	11,119	6.1%	4,661	4,486	3.9%	7,132	6,633	7.5%	95.5%	95.0%	0.5%	1,519	1,451	4.7%
Oklahoma City, OK	8	2,147	8,465	8,132	4.1%	2,860	2,770	3.2%	5,604	5,362	4.5%	96.4%	95.2%	1.2%	1,247	1,204	3.6%
Tampa-St. Petersburg, FL	5	1,503	8,670	8,283	4.7%	3,179	3,071	3.5%	5,492	5,212	5.4%	96.0%	92.5%	3.5%	1,857	1,836	1.1%
Indianapolis, IN	7	1,979	8,877	8,860	0.2%	3,477	3,501	(0.7)%	5,400	5,359	0.8%	95.8%	96.5%	(0.7)%	1,458	1,396	4.4%
Raleigh - Durham, NC	6	1,690	8,083	8,081	0.0%	3,132	3,094	1.2%	4,951	4,987	(0.7)%	95.5%	95.2%	0.3%	1,546	1,545	0.1%
Nashville, TN	5	1,508	7,614	7,622	(0.1)%	2,768	2,599	6.5%	4,846	5,024	(3.5)%	95.4%	95.5%	(0.1)%	1,623	1,635	(0.7)%
Denver, CO	5	1,093	6,128	6,212	(1.4)%	1,923	1,977	(2.7)%	4,205	4,235	(0.7)%	95.3%	96.9%	(1.6)%	1,799	1,766	1.9%
Houston, TX	5	1,308	5,924	5,927	(0.1)%	2,539	2,615	(2.9)%	3,385	3,312	2.2%	95.6%	96.2%	(0.6)%	1,441	1,431	0.7%
Huntsville, AL	4	1,051	4,751	4,888	(2.8)%	1,780	1,673	6.4%	2,971	3,215	(7.6)%	95.3%	96.4%	(1.1)%	1,430	1,487	(3.8)%
Lexington, KY	3	886	4,163	3,947	5.5%	1,228	1,249	(1.7)%	2,935	2,697	8.8%	96.9%	97.3%	(0.4)%	1,445	1,353	6.8%
Memphis, TN	3	883	4,233	4,280	(1.1)%	1,354	1,512	(10.4)%	2,879	2,768	4.0%	95.3%	95.7%	(0.4)%	1,584	1,587	(0.2)%
Charlotte, NC	3	714	3,749	3,823	(1.9)%	1,242	1,235	0.6%	2,507	2,588	(3.1)%	95.7%	95.7%	0.0%	1,713	1,742	(1.7)%
Louisville, KY	3	794	3,459	3,360	2.9%	1,335	1,362	(2.0)%	2,124	1,998	6.3%	96.2%	96.1%	0.1%	1,309	1,263	3.6%
Cincinnati, OH	2	542	2,967	2,859	3.8%	1,112	1,100	1.1%	1,854	1,760	5.3%	96.6%	97.5%	(0.9)%	1,669	1,604	4.1%
Myrtle Beach, SC - Wilmington, NC	3	628	2,685	2,744	(2.2)%	987	917	7.6%	1,697	1,827	(7.1)%	95.5%	95.8%	(0.3)%	1,383	1,407	(1.7)%
Charleston, SC	2	518	2,787	2,730	2.1%	1,115	1,179	(5.4)%	1,672	1,551	7.8%	94.0%	96.9%	(2.9)%	1,775	1,697	4.6%
Greenville, SC	1	702	2,692	2,682	0.4%	1,052	1,062	(0.9)%	1,640	1,620	1.2%	92.3%	93.5%	(1.2)%	1,284	1,308	(1.8)%
Orlando, FL	1	297	1,709	1,652	3.5%	672	750	(10.4)%	1,037	902	15.0%	96.7%	93.5%	3.2%	1,805	1,794	0.6%
Austin, TX	1	256	1,415	1,418	(0.2)%	555	568	(2.3)%	860	850	1.2%	95.2%	94.6%	0.6%	1,797	1,805	(0.4)%
San Antonio, TX	1	306	1,426	1,444	(1.2)%	601	571	5.3%	825	873	(5.5)%	96.7%	96.6%	0.1%	1,448	1,477	(2.0)%
Total / Weighted Average	105	30,502	$148,113	$146,609	1.0%	$55,646	$55,991	(0.6)%	$92,467	$90,618	2.0%	95.3%	95.2%	0.1%	1,575	1,561	0.9%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

six MONTHS ENDED June 30, 2025

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Atlanta, GA	13	5,180	$48,221	$48,078	0.3%	$19,006	$18,814	1.0%	$29,213	$29,267	(0.2)%	93.4%	93.2%	0.2%	$1,593	$1,615	(1.4)%
Dallas, TX	14	4,007	44,528	44,206	0.7%	17,022	17,594	(3.3)%	27,506	26,612	3.4%	96.0%	95.0%	1.0%	1,812	1,816	(0.2)%
Columbus, OH	10	2,510	23,580	22,025	7.1%	9,276	8,498	9.2%	14,304	13,527	5.7%	95.9%	94.9%	1.0%	1,522	1,441	5.6%
Oklahoma City, OK	8	2,147	16,819	16,087	4.6%	5,661	5,495	3.0%	11,159	10,591	5.4%	96.4%	95.1%	1.3%	1,240	1,197	3.6%
Indianapolis, IN	7	1,979	17,731	17,358	2.1%	6,720	6,748	(0.4)%	11,011	10,610	3.8%	95.9%	95.9%	0.0%	1,453	1,387	4.8%
Tampa-St. Petersburg, FL	5	1,503	17,236	16,480	4.6%	6,247	6,167	1.3%	10,989	10,313	6.6%	96.1%	92.4%	3.7%	1,852	1,834	1.0%
Raleigh - Durham, NC	6	1,690	16,143	15,952	1.2%	6,101	5,959	2.4%	10,042	9,994	0.5%	95.1%	94.5%	0.6%	1,546	1,547	(0.1)%
Nashville, TN	5	1,508	15,081	15,071	0.1%	5,259	5,176	1.6%	9,822	9,895	(0.7)%	95.8%	94.9%	0.9%	1,619	1,635	(1.0)%
Denver, CO	5	1,093	12,202	12,196	0.0%	3,702	3,720	(0.5)%	8,500	8,476	0.3%	95.4%	96.4%	(1.0)%	1,799	1,754	2.6%
Houston, TX	5	1,308	11,824	11,685	1.2%	4,995	5,319	(6.1)%	6,829	6,366	7.3%	96.1%	95.1%	1.0%	1,439	1,431	0.6%
Huntsville, AL	4	1,051	9,526	9,705	(1.8)%	3,472	3,430	1.2%	6,054	6,274	(3.5)%	95.6%	95.1%	0.5%	1,438	1,489	(3.4)%
Lexington, KY	3	886	8,206	7,744	6.0%	2,404	2,435	(1.3)%	5,802	5,308	9.3%	96.8%	97.0%	(0.2)%	1,432	1,341	6.8%
Memphis, TN	3	883	8,504	8,429	0.9%	2,829	2,961	(4.5)%	5,674	5,468	3.8%	95.7%	94.6%	1.1%	1,583	1,585	(0.1)%
Charlotte, NC	3	714	7,445	7,582	(1.8)%	2,412	2,396	0.7%	5,033	5,186	(3.0)%	95.7%	95.1%	0.6%	1,712	1,745	(1.9)%
Louisville, KY	3	794	6,836	6,565	4.1%	2,675	2,623	2.0%	4,162	3,942	5.6%	96.3%	95.6%	0.7%	1,300	1,258	3.3%
Cincinnati, OH	2	542	5,836	5,600	4.2%	2,169	2,104	3.1%	3,667	3,496	4.9%	96.6%	95.8%	0.8%	1,653	1,594	3.7%
Myrtle Beach, SC - Wilmington, NC	3	628	5,341	5,431	(1.7)%	1,831	1,783	2.7%	3,509	3,648	(3.8)%	95.0%	95.0%	0.0%	1,388	1,411	(1.6)%
Charleston, SC	2	518	5,561	5,441	2.2%	2,201	2,282	(3.5)%	3,360	3,159	6.4%	95.0%	96.2%	(1.2)%	1,766	1,696	4.1%
Greenville, SC	1	702	5,296	5,285	0.2%	2,070	2,048	1.1%	3,226	3,237	(0.3)%	92.1%	93.9%	(1.8)%	1,290	1,307	(1.3)%
Orlando, FL	1	297	3,385	3,303	2.5%	1,336	1,460	(8.5)%	2,049	1,843	11.2%	96.5%	93.9%	2.6%	1,800	1,800	0.0%
San Antonio, TX	1	306	2,839	2,873	(1.2)%	1,177	1,217	(3.3)%	1,663	1,656	0.4%	96.8%	96.7%	0.1%	1,450	1,476	(1.8)%
Austin, TX	1	256	2,829	2,833	(0.1)%	1,173	1,191	(1.5)%	1,657	1,641	1.0%	95.8%	94.8%	1.0%	1,791	1,805	(0.8)%
Total/Weighted Average	105	30,502	$294,969	$289,929	1.7%	$109,738	$109,420	0.3%	$185,231	$180,509	2.6%	95.4%	94.7%	0.7%	$1,574	$1,560	0.9%

CONSOLIDATED PROPERTY PORTFOLIO (a)

NET OPERATING INCOME EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended
					June 30, 2025
Market	Number of Properties	Units	Gross Real Estate Assets	Period of Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,119,499	94.0%	$1,586	$14,748	14.6%
Dallas, TX	14	4,007	888,913	96.3%	1,808	13,703	13.6%
Columbus, OH	10	2,510	383,967	95.2%	1,515	7,132	7.1%
Tampa-St. Petersburg, FL	6	1,791	399,009	94.9%	1,915	6,769	6.7%
Indianapolis, IN	8	2,259	355,256	95.3%	1,475	6,234	6.2%
Denver, CO (a)(b)(c)	7	1,722	498,674	93.5%	1,808	6,186	6.1%
Oklahoma City, OK	8	2,147	342,339	96.4%	1,242	5,604	5.5%
Raleigh - Durham, NC	6	1,690	256,362	95.4%	1,539	4,951	4.9%
Nashville, TN	5	1,508	377,690	95.4%	1,617	4,846	4.8%
Memphis, TN (c)	4	1,383	160,298	92.7%	1,486	4,085	4.0%
Charlotte, NC	4	1,014	263,063	95.0%	1,699	3,572	3.5%
Houston, TX	5	1,308	216,873	95.6%	1,437	3,385	3.4%
Louisville, KY (c)	4	1,150	143,670	96.4%	1,361	3,070	3.0%
Huntsville, AL	4	1,051	242,335	95.9%	1,428	2,947	2.9%
Lexington, KY	3	886	165,932	96.9%	1,443	2,935	2.9%
Orlando, FL	2	617	133,240	95.0%	1,857	2,300	2.3%
Cincinnati, OH	2	542	126,466	98.2%	1,664	1,854	1.8%
Myrtle Beach, SC - Wilmington, NC	3	628	69,202	95.5%	1,383	1,697	1.7%
Charleston, SC	2	518	82,805	95.2%	1,770	1,672	1.7%
Greenville, SC	1	702	127,064	92.8%	1,276	1,640	1.6%
Austin, TX	1	256	61,134	96.1%	1,797	860	0.9%
San Antonio, TX	1	306	57,611	97.7%	1,447	825	0.8%
Total / Weighted Average	113	33,175	$6,471,402	95.2%	$1,582	$101,015	100.0%

(a)	Excludes our development project Flatiron Flats. See the definitions at the end of this release.
(b)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)	Includes one property that was held for sale as of June 30, 2025.

VALUE ADD SUMMARY BY MARKET

PROJECT LIFE TO DATE AS OF June 30, 2025

	Total	Total Units To Be	Units	Units	Rent Premium	% Rent	Renovation Costs per Unit (b)			ROI - Interior Costs	ROI - Total Costs
Market	Properties	Renovated	Complete	Leased	(a)	Increase	Interior	Exterior	Total	(c)	(c)
ONGOING
Atlanta, GA	7	3,214	1,408	1,420	$239	17.5%	$18,593	$2,676	$21,269	15.4%	13.5%
Dallas, TX	7	2,111	981	996	292	20.2%	19,563	2,276	21,839	17.9%	16.1%
Oklahoma City, OK	6	1,627	750	777	178	18.5%	17,295	2,112	19,407	12.3%	11.0%
Columbus, OH	4	1,098	682	692	255	20.7%	15,242	1,431	16,673	20.1%	18.3%
Raleigh-Durham, NC	3	807	282	288	202	15.9%	16,336	2,029	18,365	14.8%	13.2%
Denver, CO	2	492	98	105	283	23.1%	13,693	3,089	16,782	24.8%	20.3%
Lexington, KY	1	436	103	132	353	30.3%	17,581	2,038	19,619	24.1%	21.6%
Nashville, TN	1	418	316	315	173	12.6%	17,315	1,321	18,636	12.0%	11.1%
Tampa-St. Petersburg, FL	1	348	270	267	322	22.1%	17,374	1,875	19,249	22.3%	20.1%
Charleston, SC	1	274	13	18	281	15.5%	19,016	4,562	23,578	17.7%	14.3%
Austin, TX	1	256	210	210	255	17.5%	18,715	1,486	20,201	16.3%	15.1%
Indianapolis, IN	1	220	1	2	248	17.3%	18,396	2,273	20,669	16.1%	14.4%
Total / Weighted Average	35	11,301	5,114	5,222	$245	18.9%	$17,766	$2,283	$20,049	16.5%	14.7%

FUTURE (d)
Atlanta, GA	1	464	—	—	—	—	—	—	—	—	—
Dallas, TX	1	114	—	—	—	—	—	—	—	—	—
Indianapolis, IN	1	240	—	—	—	—	—	—	—	—	—
Total / Weighted Average	3	818	—	—	—	—	—	—	—	—	—

COMPLETED (e)
Memphis, TN	3	1,053	1,003	998	240	22.8%	13,296	916	14,212	21.7%	20.3%
Atlanta, GA	3	978	936	924	210	20.3%	9,161	1,139	10,300	27.5%	24.5%
Tampa-St. Petersburg, FL	3	888	858	855	278	21.6%	14,196	1,327	15,523	23.5%	21.5%
Columbus, OH	3	763	717	714	205	22.3%	10,461	666	11,127	23.5%	22.1%
Louisville, KY	2	728	728	781	215	24.1%	15,722	2,173	17,895	16.4%	14.4%
Raleigh-Durham, NC	1	328	325	322	194	18.9%	14,631	2,108	16,739	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,118	56	8,174	11.4%	11.3%
Indianapolis, IN	1	236	202	201	259	23.9%	15,751	1,484	17,235	19.7%	18.0%
Total / Weighted Average	17	5,262	5,057	5,082	$221	21.3%	$12,519	$1,217	$13,736	21.2%	19.3%

Grand Total/Weighted Average	55	17,381	10,171	10,304	$233	20.1%	$15,191	$1,780	$16,971	18.4%	16.5%

(a)	See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $225.
(b)	See the definitions section for a full description of Renovation Costs per Unit.
(c)

See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 17.8%. ROI-Total costs using rent premium including the impact of concessions was 15.9%.

(d)	Projects scheduled to start in Q3 2025.
(e)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands except per unit amounts

2025 ACQUISITIONS

Property	Market	Units	Date Acquired	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
Autumn Breeze	Indianapolis, Indiana	280	2/27/2025	$59,500	$213	$1,548

2025 DISPOSITIONS

Property	Location	Units	Date Sold	Sale Price	Price per Unit	Average Rent per Unit at Disposition	Q1 2025 Gain on Sale (a)
Ridge Crossings	Birmingham, Alabama	720	2/14/2025	$111,000	$154	$1,366	$1,496

(a)	During the three months ended December 31, 2024, we recognized a loss on impairment of $20,928.

ASSETS HELD FOR SALE AS OF JUNE 30, 2025

Property	Location	Quarter Identified as Held for Sale	Units
Bella Terra at City Center	Denver, CO	Q2 2025	304
Jamestown at St. Matthews	Louisville, KY	Q2 2025	356
Stonebridge Crossings	Memphis, TN	Q2 2025	500
Total			1,160

REAL ESTATE UNDER DEVELOPMENT

Development	Flatiron Flats (a)
Location	Denver, Colorado
Planned Units	296
Start Date	4Q 2022
Initial Occupancy	1Q 2025
Completion Date	1Q 2025
Projected Stabilization date	3Q 2026
Total Development Costs	$114,400
% of Planned Units Delivered as of June 30, 2025	100%
Occupancy % as of July 28, 2025 (b)	31.8%
Leased % as of July 28, 2025 (b)	36.8%

(a)	We will continue to classify this property as a development property since it is in lease-up and has not reached overall occupancy of 90%.
(b)	Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (a)	Richmond, VA	402	—	$85,883	$59,000	84.8%	$—	$20,681
Views of Music City II (b)	Nashville, TN	209	—	33,439	21,736	50.0%	—	5,912
Lakeline Station	Austin, TX	378	Q3 2025	110,551	76,500	90.0%	—	39,011
The Mustang (c)	Dallas, TX	275	—	109,583	79,447	85.0%	—	30,577
Nexton Pine Hollow	Charleston, SC	324	Q2 2027	78,949	47,191	90.0%	18,062	10,739
Total		1,588		$418,405	$283,874		$18,062	$106,920

(a)

This 402 unit operating property was listed for sale during the first quarter and sold on July 21, 2025. We received $31.1 million in proceeds from the sale, comprised of a return of our initial investment of $24.5 million and equity proceeds of $6.6 million. We expect to recognize a gain of approximately $10.4 million from this sale during the third quarter 2025.

(b)

Views of Music City phase II is an operating property. Our joint venture partner has provided us with a notice of intent to redeem our investment comprised of a return of our initial capital of $5.5 million and preferred return in the amount of approximately $3.5 million in the third quarter 2025. We expect to recognize the preferred return in income (loss) from unconsolidated real estate entities in our condensed consolidated statements of operations during the third quarter 2025.

(c)	The Mustang is an operating property consisting of 275 units. We have a call option that gives us the right to buy the property upon the earlier of the date upon which the property achieves 85% occupancy or August 15, 2025.

DEBT SUMMARY AS OF June 30, 2025

Dollars in thousands

	Amount	Weighted Average Contractual Rate	Weighted Average Hedged Effective Rate (a)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (b)	$214,892	5.1%	4.8%	Floating	3.5
Unsecured term loans (c)	600,000	5.1%	3.6%	Floating	2.0
Secured credit facilities (d)	585,635	4.2%	4.4%	Fixed	3.4
Mortgages	686,370	3.8%	4.0%	Fixed	3.4
Unsecured notes (e)	150,000	5.4%	5.6%	Fixed	7.8
Total Principal	2,236,897	4.5%	4.2%		3.4
Loan premiums (discounts), net	25,469
Unamortized deferred financing costs	(12,565)		Credit Ratings:
Total Consolidated Debt	2,249,801		Agency	Rating	Outlook
Equity Market Capitalization	4,241,203		Fitch	BBB	Stable
Total Capitalization	6,491,004		S&P	BBB	Stable

(a)	Represents the weighted average effective interest rates for the three months ended June 30, 2025, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization.
(b)	Unsecured revolver total capacity is $750,000, of which $214,892 was drawn as of June 30, 2025. The maturity date of the borrowings under the unsecured revolver is January 8, 2029.
(c)	Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(d)

Consists of a (i) $509,386 secured credit facility, two tranches of which, in an aggregate principal amount of $468,918, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.

(e)	Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.

(f)	As of June 30, 2025, we maintained the below hedges that have effectively fixed a portion of our floating rate debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%
Swap	$100,000	3/17/2025	3/17/2026	3.96%	—	—

DEBT AND CREDIT METRICS

AS OF June 30, 2025

Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	31.3%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.4x	Yes
Unsecured leverage ratio	≤ 60%	29.9%	Yes

Encumbered & Unencumbered Statistics (b)

	Total Units	% of Total	Gross Assets	% of Total	Q2 2025 NOI	% of Total
Unencumbered assets	21,824	65.8%	$3,847,738	59.5%	$66,189	65.5%
Encumbered assets	11,351	34.2%	2,623,664	40.5%	34,825	34.5%
	33,175	100.0%	$6,471,402	100.0%	$101,014	100.0%

(a)	For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fifth Amended, Restated and Consolidated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on January 10, 2025.
(b)	Excludes our development project Flatiron Flats. See the definitions at the end of this release.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Total debt	$2,249,801	$2,253,957	$2,333,683	$2,286,694	$2,252,559
Less: cash and cash equivalents	(19,491)	(29,055)	(21,228)	(17,611)	(21,034)
Less: loan discounts and premiums, net	(25,469)	(27,454)	(31,721)	(33,970)	(37,253)
Total net debt	$2,204,841	$2,197,448	$2,280,734	$2,235,113	$2,194,272

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Net income (loss)	$8,172	$8,526	$(1,100)	$12,620	$10,555
Other revenue	(297)	(338)	(346)	(275)	(298)
Property management expenses	7,715	7,826	7,379	7,379	7,666
General and administrative expenses	5,982	8,406	4,856	4,765	6,244
Depreciation and amortization expense	59,794	58,725	57,742	55,261	54,127
Casualty losses (gains), net	255	(115)	(80)	1,249	465
Interest expense	18,773	19,348	19,770	18,308	17,460
(Gain on sale) loss on impairment of real estate assets, net	—	(1,496)	20,928	(688)	152
Loss on extinguishment of debt	—	67	2	—	—
Other loss	—	103	—	—	—
Loss (income) from investments in unconsolidated real estate entities	562	590	(2,729)	703	850
NOI	100,956	101,642	106,422	99,322	97,221
Less: Non same-store portfolio NOI	8,489	8,878	8,778	6,482	6,603
Same-store portfolio NOI	92,467	92,764	97,644	92,840	90,618

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Total assets	$5,962,626	$5,983,494	$6,057,919	$5,948,204	$5,940,261
Plus: accumulated depreciation (a)	838,718	789,619	753,539	715,702	674,236
Plus: accumulated amortization	72,976	71,001	70,838	69,958	69,532
Total gross assets	$6,874,320	$6,844,114	$6,882,296	$6,733,864	$6,684,029

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.